SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 1, 2014
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Today, a panel of independent judges at the ID TechEx 2014 Energy Harvesting Europe conference awarded Research Frontiers (Nasdaq:REFR) and its patented SPD-SmartGlass light control technology the "Best Application of Energy Harvesting" award. This award was presented at the Energy Harvesting & Storage Europe 2014 conference in Berlin Germany being held April 1-2, 2014.

As noted by ID TechEx: "This is the award given to an actual commercial success with an end-product using Energy Harvesting (in the last 24 months, April 2012 - April 2014). Judges look for success in terms of products sold and revenues generated."

Joseph M. Harary, Research Frontiers' President and CEO, thanked the judges for this honor and noted at today's awards ceremony: "Energy Harvesting is strategically important. As you will hear in my keynote presentation for the Smart Glass segment of this conference tomorrow, most of the world's construction is occurring in China, Europe and the United States which together consume 54% of the world's energy. Of this, over 40% of this energy (and 73% of electricity) is being consumed by buildings. By helping to save energy used for heating, cooling and lighting, SPD-SmartGlass windows can have a beneficial impact on total energy consumption around the world."

SPD-Smart windows have the ability to block heat in the summer and allow it inside in the winter to reduce heating and cooling energy requirements, as well as making occupants more comfortable by keeping a steady pre-selected level of light and temperature while blocking harmful UV all of the time. By more effectively controlling daylighting, SPD-Smart windows also allow "daylight harvesting" which some independent sources estimate can save 35%-60% on lighting energy. With the growing pressure to ease the energy use of buildings, many expect it to be a cornerstone of intelligent building design for many years to come. Because SPD-SmartGlass can be retrofitted to existing structures, even existing building stock can benefit from this green technology.

During the awards ceremony, a video showing commercial use of SPD-SmartGlass in the architectural, automotive, aircraft, marine and museum industries was shown to the conference attendees, which can be seen on the homepage of Research Frontiers' YouTube Channel.

SPD-Smart technology is the world's best-selling variably tintable dynamic smart window technology. It is the only smart glass technology that gives users the ability to instantly and precisely control the level of shading to any point between very dark and clear. This provides exceptional control over solar energy while also adding to user comfort and protecting interiors. Available in both glass and lightweight polycarbonate substrates, SPD-Smart products are laminated glazings that offer a distinctive combination of energy efficiency and security, can be controlled manually or automatically, and are available in custom sizes and fabrications for original equipment, new construction, replacement and retrofit projects. SPD-SmartGlass is currently being used in the automotive, architectural, aircraft and marine industries.

More information about this award and the conference are available at: http://www.idtechex.com/energy-harvesting-europe/awardcategories.asp

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated April 1, 2014.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: April 1, 2014